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Exhibit 21

SUBSIDIARIES                                          INCORPORATED JURISDICTION
Celadon E-Commerce, Inc.                                        DE

Celadon Logistics, Inc.                                         DE

Celadon Air Mexicana, S.A. de C.V.                              Mexico

Celadon Transportation, L.L.P.                                  IN

Celadon Trucking Services, Inc. d/b/a Zipp Logistics            NJ

Celadon Trucking Services of Indiana, Inc.                      IN

Celadon CT&L, Inc.                                              DE

Celadon Canada, Inc.                                            Ontario, Canada

International Freight Holding Corporation                       DE

JML Freight Forwarding, Inc.                                    NY

Leasing Servisio, S.A. de C.V.                                  Mexico

Randy Express, Inc.                                             NY

RIL Acquisition Corp.                                           DE

Servicios de Transportacion Jaguar, S.A de C.V.                 Mexico

TruckersB2B, Inc.                                               DE

Zipp Realty LLC                                                 IN
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